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NORTHWEST BIOTHERAPEUTICS, INC.                                     Exhibit 99.1
21720 - 23RD DRIVE S.E., SUITE 100
BOTHELL, WASHINGTON  98021
HTTP://WWW.NWBIO.COM
File:  PR12.11.02Fnl

                           MEDIA CONTACT:            Mary Royals
                                                     (202) 778-1021
                                                     mroyals@apcoworldwide.com


NORTHWEST BIOTHERAPEUTICS' DEAL PROVIDES FUNDING AND PRODUCT RIGHTS TO CANCER TARGETS

BOTHELL, WASHINGTON, - DECEMBER 11, 2002 - NORTHWEST BIOTHERAPEUTICS, INC. (Nasdaq: NWBT) today announced that it has signed an agreement with Medarex Inc. (Nasdaq: MEDX) providing Northwest Biotherapeutics, Inc. (NWBio) with $3 million in funding; potential future royalties; and, certain diagnostic rights for two of the three cancer-related disease targets being acquired by Medarex. These targets were previously co-owned by the companies. This agreement also provides Medarex with the assignment of certain patents related to the acquired targets for the development and commercialization of antibody-based products including fully human anti-PSMA (prostate specific membrane antigen) antibodies for the potential treatment of prostate cancer.

In addition, the agreement provides for NWBio to reacquire all development and commercialization rights it had previously granted to Medarex to five potential additional cancer-related disease targets. One of these targets is CXCR4, a potential antibody, anti-sense and small molecule target found in preclinical evaluations to be over expressed in multiple cancers and to be involved in tumor growth and metastasis. Medarex will receive 2,000,000 shares of NWBio common stock and warrants to purchase an additional 800,000 NWBio shares at market value for these rights.

"This deal represents a major milestone in our efforts to reposition NWBio for the future. It provides funding for the coming year and returns important technology rights for the implementation of our revised and streamlined strategic initiatives," said Daniel O. Wilds, President and Chief Executive Officer of NWBio.

Dr. Alton L. Boynton, Chief Operating and Scientific Officer, and one of NWBio's founders commented, "The scientific and potential commercial and medical importance of the targets being reacquired by NWBio is just beginning to be recognized. One of our strategic initiatives for 2003 will be to further establish the value of these targets and to position them for future clinical trials."

ABOUT NORTHWEST BIOTHERAPEUTICS:

Northwest Biotherapeutics is a biotechnology company focused on discovering, developing and commercializing immunotherapy products that safely generate and enhance immune system responses to effectively treat cancer. The Company's strategy is to combine its expertise in dendritic cell biology, immunology and antigen discovery with its proprietary technologies to develop cancer therapies. If successful in restructuring as a pre-clinical antibody and dendritic cell development company, NWBio will shift its research focus to further develop diagnostic and therapeutic antibodies against its proprietary cancer targets for potential use in new cancer products. It will also continue refinement of its next generation system for cost effectively producing high purity dendritic cells and dendritic cell precursors.

IMPORTANT NOTICE:

Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as the results of the Company's interaction with the Nasdaq National market, the Company's deal with Medarex, implementation of revised strategic initiatives, current cost-cutting initiatives and the direct and indirect consequences of those initiatives. Additional information on these and other factors, which could affect the Company's results, are included in its Securities and Exchange Commission filings. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.